Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of
The Sarbanes-Oxley Act of 2002

I, Ozan Pamir, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of 180 Life Sciences Corp. on Form 10-K for the year ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of 180 Life Sciences Corp. at the dates and for the periods indicated.

Dated: March 22, 2024

/s/ Ozan Pamir
Ozan Pamir
Chief Financial Officer
(Principal Financial/Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to 180 Life Sciences Corp. and will be retained by 180 Life Sciences Corp. and furnished to the Securities and Exchange Commission or its staff upon request.